UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 8, 2010

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court

Hillsboro, Oregon 97124-6421

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Lattice Semiconductor Corporation (“Lattice”) recently provided notice to Arrow Electronics, Inc. and certain affiliates (“Arrow”), a sell-through distributor, of Lattice’s intention to terminate the distribution agreements between Lattice and Arrow, effective July 2, 2010. This action was taken by Lattice in connection with a reorganization of its distribution channels in the United States, Europe and Australia. Revenues attributable to resales of products by Arrow accounted for approximately 9% and 11% of Lattice’s revenue in each of fiscal 2009 and 2008, respectively.

In connection with the termination of the distribution agreements, Lattice will be contractually obligated to repurchase from Arrow certain inventory. Lattice presently estimates this repurchase obligation to be approximately $5 million, subject to adjustment based on sales of such inventory by Arrow prior to the termination date. Because Lattice does not recognize revenue until products are resold by sell-through distributors, Lattice had not previously recognized revenue with respect to the initial sale of this inventory to Arrow and its repurchase will not affect Lattice’s revenue. In addition, Lattice does not anticipate that the termination of the distribution agreements will have a material effect on Lattice’s revenue.

Forward-Looking Statements Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements, including statements relating to Lattice’s obligation to repurchase approximately $5.0 million in inventory from Arrow and to Lattice’s belief that the termination of the distribution agreements will not have a material effect on Lattice’s revenue. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, any changes in the amount of inventory to be purchased due to sales of such inventory by Arrow prior to the termination date, any non-recurring accounting adjustments required as a result of the termination or the inventory repurchase transaction, Lattice’s ability to successfully maintain revenue levels through direct product sales or sales to or through other distributors, and other risks described in Lattice’s SEC filings, including its most recent Annual Report on Form 10-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date of this report. Lattice undertakes no obligation to update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: April 8, 2010	By:	/s/ Byron W. Milstead
Byron W. Milstead Corporate Vice President and General Counsel